EXHIBIT 99.5


February 14, 2003


United Natural Foods, Inc.
260 Lake Road
Dayville, CT 06241

Attention:  Rick Puckett, Chief Financial Officer

RE:  Fifth Amendment to Loan and Security Agreement

Dear Rick:

      Reference is made to the Loan and Security Agreement dated as of August 31, 2001 (as amended, the "Loan Agreement") among United Natural Foods, Inc. ("UNF"), Mountain People's Warehouse Incorporated ("MPW"), Nutrasource, Inc. ("Nutrasource"), Rainbow Natural Foods, Inc. ("Rainbow"), Stow Mills, Inc. ("SMI"), United Northeast LLC ("United") and United Natural Foods Pennsylvania, Inc. ("UNFPA" and together with UNF, MPW, Nutrasource, Rainbow, SMI and United, the "Borrowers") each of the Lenders identified under the caption "Lenders" on the signature pages thereto and Fleet Capital Corporation as administrative and collateral agent for the Lenders (the "Agent"), Citizens Bank of Massachusetts (the "Syndication Agent"), U.S. Bank National Association (the "Documentation Agent") and Fleet Securities, Inc. (the "Arranger"), as amended by First Amendment dated April 16, 2002, Second Amendment dated September 26, 2002, Third Amendment dated October 17, 2002 and Fourth Amendment dated October 26, 2002. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

      The Borrowers have requested that United Natural Trading Co., a wholly owned subsidiary of UNF and a Guarantor under the Loan Agreement, become a co-borrower under the Loan Agreement. The Lenders have agreed to consent to United Natural Trading Co. becoming a co-borrower to the Loan Agreement subject to the terms and conditions set forth herein.

      Accordingly, the parties hereto hereby agree as follows:

Amendment to Loan Agreement. The term "Borrowers" as defined in Appendix A General Definitions of the Loan Agreement shall be deemed to include "United Natural Trading Co." wherever such term appears in the Loan Agreement or in any other Loan Document.

Representations and Warranties. The Borrowers hereby represent and warrant as follows:

Power, Authority, Etc. The Borrowers have the power and authority for the making and performing of this Fifth Amendment. This Fifth Amendment has been duly executed and delivered by or on behalf of the Borrowers pursuant to authority legally adequate therefor, and this Fifth Amendment is in full force and effect and is a legal, valid and binding obligation of the Borrowers enforceable in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws and equitable principles affecting the enforcement of creditors' rights generally.

Incorporation of Representations and Warranties. The representations and warranties of the Borrowers contained in the Loan Agreement, after giving effect to the amendments thereto contemplated hereby, and except for any changes resulting only from the passage of time, are true and correct on and as of the date hereof as though made on and as of the date hereof and such representations and warranties are hereto incorporated in this Fifth Amendment as though fully set forth herein.

Conditions Precedent. This Amendment and the Agent's and Lenders' obligations hereunder shall not be effective until each of the following conditions are satisfied (the "Amendment Effective Date"):

Borrowers, Agent and the Required Lenders shall have duly executed and delivered this Amendment;

The Borrowers shall provide the following items to the Agent, all in form and content satisfactory to the Agent, and duly executed (where applicable) by all parties thereto:

a Joinder Agreement pursuant to which United Natural Trading Co. shall become a "Borrower" for all purposes under the Loan Agreement;

duly filed UCC financing statements which serve to perfect Agent's first priority security interest in all of United Natural Trading Co.'s personal property assets;

a stock pledge agreement pursuant to which UNF pledges 100% of the shares of United Natural Trading Co. to Agent, together with stock powers and stock certificates to perfect such pledge;

such other agreements as may be required by Agent (such as trademark security agreements and the like) to ensure that Agent holds a duly perfected security interest in all of United Natural Trading Co.'s assets;

a landlord's waiver for each location in which United Natural Trading Co. does business or maintains assets;

evidence satisfactory to Agent (including UCC, tax lien and similar search reports) that Agent holds a duly perfected, first priority security interest in the assets of United Natural Trading Co., subject to no other Liens except as permitted under the Loan Agreement;

evidence of corporate authorization of the transactions contemplated hereby;

updated casualty and liability insurance certificates with respect to United Natural Trading Co. and its assets, consistent with the requirements set forth in the Loan Agreement; and

payment of the reasonable fees and expenses of Agent's counsel in connection with any of the transactions contemplated hereby.

UNF agrees that Agent may complete a field exam with respect to the assets and liabilities of United Natural Trading Co., including without limitation, inventory and accounts, on or before Agent advances against such assets and liabilities and Agent may, in its discretion, impose reserves or reduce advance rates with respect to United Natural Trading Co.'s inventory and accounts used for purposes of calculating the Borrowing Base, until such a field exam is completed.

All requisite corporate action and proceedings of the Borrower in connection with this Amendment shall be satisfactory in form and substance to Agent; and

There shall have occurred no Default or Event of Default under the Loan
Agreement.

Receipt by Agent of all documentation required in connection with the execution of the Second Amendment to Loan and Security Agreement and the Third Amendment to Loan and Security Agreement, as well as satisfaction of all covenants, agreements and conditions precedent contained therein.

Miscellaneous

Counterparts. This Fifth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Fifth Amendment by signing any such counterpart.

Force and Effect. Except as amended or modified by this Fifth Amendment, the Loan Agreement and each of its terms and provisions, shall continue in full force or effect.

Loan Document. This Fifth Amendment and all other documents executed in connection herewith are "Loan Documents" as such term is defined in the Loan Agreement. This Fifth Amendment and the other documents executed and delivered in connection herewith set forth the entire agreement of the parties with respect to the subject matter thereof and supersede any prior agreement and contemporaneous oral agreements of the parties concerning their subject matter.

Reaffirmation. By executing this Fifth Amendment, the undersigned Guarantors hereby assent to the execution and delivery of this Fifth Amendment and all other instruments and documents required to be executed and delivered pursuant thereto by the Borrowers, and to the performance by the Borrowers of their agreements and obligations hereunder and thereunder. Guarantors further affirm that neither the First Amendment to Loan and Security Agreement dated April 16, 2002, the Second Amendment to Loan and Security Agreement dated September 26, 2002, the Third Amendment to Loan and Security dated October 17, 2002 and the Fourth Amendment to Loan and Security Agreement dated October 26, 2002 nor this

Fifth Amendment nor the performance or consummation of any transactions contemplated thereby shall limit, restrict, extinguish or otherwise impair their agreements and obligations under the Guaranty Agreements, and Guarantors hereby acknowledge and reaffirm such obligations. Guarantors acknowledge, affirm and agree that the Guaranty Agreements are hereby ratified and confirmed and benefit the Lenders under the Loan Agreement, as amended.

Reaffirmation of Guaranty by United Natural Trading Co. United Natural Trading Co. hereby confirms that the performance or consummation of any transactions contemplated hereby shall not limit, restrict, extinguish or otherwise impair its guaranty of the Obligations under its Guaranty Agreement, and hereby acknowledges and reaffirms such obligations. Guarantor acknowledges, affirms and agrees that its Guaranty Agreement is hereby ratified and confirmed and benefits the Lenders under the Loan Agreement, as amended.

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

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


BORROWERS:                          UNITED NATURAL FOODS, INC.


            By:   /s/ STEVEN H. TOWNSEND
                  ------------------------------
                  Name:  Steven H. Townsend
                  Title: Chief Executive Officer

            MOUNTAIN PEOPLE'S WAREHOUSE
            INCORPORATED

            By:   /s/ STEVEN H. TOWNSEND
                  ------------------------------
                  Name:  Steven H. Townsend
                  Title: Chief Executive Officer

            NUTRASOURCE, INC.

            By:   /s/ STEVEN H. TOWNSEND
                  ------------------------------
                  Name:  Steven H. Townsend
                  Title: Chief Executive Officer

            RAINBOW NATURAL FOODS, INC.

            By:   /s/ STEVEN H. TOWNSEND
                  ------------------------------
                  Name:  Steven H. Townsend
                  Title: Chief Executive Officer

            STOW MILLS, INC.

            By:   /s/ STEVEN H. TOWNSEND
                  ------------------------------
                  Name:  Steven H. Townsend
                  Title: Chief Executive Officer

UNITED NORTHEAST LLC

            By:   /s/ STEVEN H. TOWNSEND
                  ------------------------------
                  Name:  Steven H. Townsend
                  Title: Chief Executive Officer

            UNITED NATURAL FOODS OF
            PENNSYLVANIA, INC.

            By:   /s/ STEVEN H. TOWNSEND
                  ------------------------------
                  Name:  Steven H. Townsend
                  Title: Chief Executive Officer


GUARANTORS:       NATURAL RETAIL GROUP, INC.

            By:   /s/ STEVEN H. TOWNSEND
                  ------------------------------
                  Name:  Steven H. Townsend
                  Title: Chief Executive Officer

            UNITED NATURAL TRADING CO.

            By:   /s/ STEVEN H. TOWNSEND
                  ------------------------------
                  Name:  Steven H. Townsend
                  Title: Chief Executive Officer


            ALBERT'S ORGANICS, INC.

            By:   /s/ STEVEN H. TOWNSEND
                  ------------------------------
                  Name:  Steven H. Townsend
                  Title: Chief Executive Officer

AGENT:      FLEET CAPITAL CORPORATION, as Administrative Agent

            By: /s/ KIM B. BUSHEY
                ------------------------------
            Name: Kim B. Bushey
            Title: Senior Vice President


LENDERS:    FLEET CAPITAL CORPORATION, as a Lender

            By: /s/ KIM B. BUSHEY
                ------------------------------
            Name: Kim B. Bushey
            Title: Senior Vice President

            CITIZENS BANK OF MASSACHUSETTS, as a Lender

            By: /s/ PAUL R. CRIMLISK
                ------------------------------
            Name:  Paul R. Crimlisk
            Title: Vice President

            U.S. BANK NATIONAL ASSOCIATION, as a Lender

            By: /s/ JOHN W. BALL
                ------------------------------
            Name:  John W. Ball
            Title: Vice President

            PNC BANK, NATIONAL ASSOCIATION, a Lender

            By: /s/ JOHN C. WILLIAMS
                ------------------------------
            Name:  John C. Williams
            Title: Vice President

            FIRST PIONEER FARM CREDIT, ACA, a Lender

            By: /s/ CAROL L. SOBSON
                ------------------------------
            Name:  Carol L. Sobson
            Title: Assistant Vice President

            ISRAEL DISCOUNT BANK
            OF NEW YORK, a Lender

            By: /s/ AMIR BARASH
                ------------------------------
            Name:  Amir Barash
            Title: Vice President

            WEBSTER BANK, a Lender

            By: /s/ MATTHEW RILEY
                ------------------------------
            Name:  Matthew Riley
            Title: Senior Vice President

            SOVEREIGN BANK, a Lender

            By: /s/ CHRISTOPHER T. PHELAN
                ------------------------------
            Name:  Christopher T. Phelan
            Title: Senior Vice President


            NATIONAL CITY BANK, as a lender

            By:
                ------------------------------
            Name:
                  ----------------------------
            Title:
                   ---------------------------